                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                   NCO Group
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
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    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                 NCO GROUP, INC.
                                1740 Walton Road
                            Blue Bell, PA 19422-0987
              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           to be held on June 23, 1997
              -----------------------------------------------------

To the Shareholders of NCO Group, Inc.:

         The 1997 Annual Meeting of Shareholders of NCO Group, Inc. ( "NCO" or the "Company") will be held on Monday, June 23, 1997, at 1:00 p.m., prevailing time, at the Philadelphia Marriott West, 111 Crawford Avenue, Conshohocken, Pennsylvania, for the purpose of considering and acting upon the following:

         1. To elect one Class I director to hold office for a term of three years and until his successor is duly elected and qualified, as more fully described in the accompanying Proxy Statement;

         2. To approve an amendment to the 1996 Stock Option Plan (the "1996 Plan") and to ratify the award of certain option grants, as more fully described in the accompanying Proxy Statement; and

         3. To approve amendments to the 1996 Non-Employee Director Stock Option Plan (the "Director Plan") and to ratify the award of certain option grants, as more fully described in the accompanying Proxy Statement; and

         4. To transact such other business as may properly come before the Annual Meeting.

         Only shareholders of record at the close of business on May 16, 1997, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

         If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                         By Order of the Board of Directors




                                         MICHAEL J. BARRIST
                                         President and Chief Executive Officer
Blue Bell, Pennsylvania
May 23, 1997

                                 NCO GROUP, INC.
                                1740 Walton Road
                       Blue Bell, Pennsylvania 19422-0987
                                 (610) 832-1440
                    -----------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                    -----------------------------------------


         The accompanying proxy is solicited by the Board of Directors of NCO Group, Inc. ("NCO" or the "Company") for use at the 1997 Annual Meeting of Shareholders (the "Meeting") to be held on Monday, June 23, 1997 at 1:00 p.m., prevailing time, at the Philadelphia Marriott West, 111 Crawford Avenue, Conshohocken, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about May 23, 1997.

         The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by officers, directors or employees of the Company, without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Company's Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of the shares they hold of record.

         Only shareholders of record, as shown on the transfer books of the Company, at the close of business on May 16, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. On the Record Date, there were 7,058,625 shares of Common Stock outstanding.

         Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock "for" the election of the nominee for director hereinafter named and "for" the approval of the Proposals 2 and 3, as more fully described herein. Sending in a signed proxy will not affect a shareholder's right to attend the Meeting and vote in person since the proxy is revocable. Any shareholder who submits a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is voted.

         The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. All shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

         Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of directors will be determined by a plurality vote and the nominee receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, for purposes of compliance with the shareholder approval condition of Rule 16b-3 of the Securities Exchange Act of 1934 applicable to the ratification of stock option grants described in Proposal 2 and Proposal 3, an abstention, withholding of authority to vote or broker non-vote may have the effect of an "against" vote and may be counted in determining whether the proposal has received the required shareholder vote.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Board of Directors shall consist of not fewer than three nor more than seven directors, with the exact number fixed by the Board of Directors.

         Following completion of the Company's initial public offering in the fourth quarter of 1996, the Board of Directors was reorganized by increasing the number of directors from three to five, appointing Eric S. Siegel and Allen F. Wise as outside directors to fill the vacancies created by the increase and dividing the Board into three classes. Class I consists of Mr. Michael J. Barrist, whose term will expire at the 1997 Annual Meeting of Shareholders; Class II consists of Messrs. Bernard R. Miller and Allen F. Wise, whose terms will expire at the 1998 Annual Meeting of Shareholders; and Class III consists of Messrs. Charles C. Piola and Eric S. Siegel, whose terms will expire at the 1999 Annual Meeting of Shareholders. Beginning with the 1997 Annual Meeting of Shareholders, directors whose terms are expiring will be elected by the shareholders to serve for three year terms.

         At the Meeting, shareholders will elect one Class I director to serve for a term of three years and until his successor is elected and qualified. Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy "for" the election of the listed nominee or, in the event of inability of the nominee to serve for any reason, for the election of such other person as the Board of Directors may designate to fill the vacancy. The Board has no reason to believe that the nominee will not be a candidate or will be unable to serve.

         The following table sets forth information, as of the Record Date, concerning the Company's directors and the nominee for election to the Board of Directors. The director nominee, Michael J. Barrist, was nominated by the Board of Directors and currently serves as director. The nominee has consented to being named in the Proxy Statement and to serve if elected.

                                                                                                Director            Term
             Name                    Age                        Position                          Since            Expires
------------------------------     -------     -------------------------------------------    -------------     -------------
Michael J. Barrist(1)(2)             36        Chairman of the Board, President                   1986              1997
                                               and Chief Executive Officer
Charles C. Piola, Jr.                50        Executive Vice President and                       1986              1999
                                               Director
Bernard R. Miller                    49        Senior Vice President, Development                 1996              1998
                                               and Director
Eric S. Siegel(2)(3)                 40        Director                                           1996              1999
Allen F. Wise(2)(3)                  54        Director                                           1996              1998

----------
(1)      Nominee for director.
(2)      Member of the Compensation Committee.
(3)      Member of the Audit Committee.

         The following information about the Company's directors is based, in part, upon information supplied by such persons.

         Michael J. Barrist has served as Chairman of the Board, President and Chief Executive Officer of the Company since purchasing the Company in 1986. Mr. Barrist was employed by U.S. Healthcare Inc. from 1984 to 1986, most recently as Vice President of Operations, and was employed by Gross & Company, a certified public accounting firm, from 1980 through 1984. Mr. Barrist is a certified public accountant.

         Charles C. Piola, Jr. joined the Company in 1986 as Executive Vice President, Sales and Marketing and has served as a director since that time. Prior to joining NCO, Mr. Piola was the Regional Sales Manager for Trans World Systems from 1983 to 1986 and IC Systems from 1979 to 1981, both of which were accounts receivable management companies.

         Bernard R. Miller joined the Company as Senior Vice President of Development in 1994 when NCO acquired B. Richard Miller, Inc. ("BRM"), a Philadelphia-based accounts receivable management company owned principally by Mr. Miller. Mr. Miller became a director in 1996. Prior to joining the Company, Mr. Miller served as President and Chief Executive Officer of BRM since founding it in 1980.

         Eric S. Siegel was appointed to the Board of Directors of the Company in December 1996. Mr. Siegel has been president of Siegel Management Company, a management consulting firm, since 1983. Mr. Siegel also is an adjunct faculty member at the Wharton School of the University of Pennsylvania and is co-author of The Ernst & Young Business Plan Guide.

         Allen F. Wise was appointed to the Board of Directors of the Company in December 1996. Mr. Wise has been a director and Chief Executive Officer of Coventry Corporation, a managed care company, since October 1996. Prior thereto, he was Executive Vice President of United Healthcare Corporation since October 1994, President of Wise Health Systems, a healthcare management company, from

September 1993 to October 1994, Chief Executive Officer of Keystone Health Plan and Chief Operating Officer of Independence Blue Cross from September 1991 to September 1993 and Vice President of US Healthcare, Inc. from April 1985 to September 1991. Mr. Wise is also a director of Transition Systems Inc.

Board of Directors, Committees and Attendance at Meetings

         The Board of Directors held two meetings during 1996. Each director attended 75% or more of the meetings of the Board and committees of which they were members during 1996.

         The Board of Directors has appointed a Compensation Committee to make recommendations to the Board of Directors concerning compensation for the Company's executive officers; review general compensation levels for other employees as a group; and take such other actions as may be required in connection with the Company's compensation and incentive plans. During 1996, the Compensation Committee held one meeting. The Report of the Compensation Committee begins on page 7 of this Proxy Statement.

         The Board of Directors also has appointed an Audit Committee to make recommendations concerning the engagement of independent public accountants; review with the independent public accountants the plans for and scope of the audit, the audit procedures to be utilized and the results of the audit; approve the professional services provided by the independent public accountants; review the independence of the independent public accountants; and review the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee did not meet during 1996.

         The Board of Directors has not appointed a standing Nominating
Committee.

Director Compensation

         Each director of the Company who is not also an employee receives an annual fee of $5,000 and a fee of $500 for each meeting of the Board or any committee of the Board attended, plus reimbursement of expenses incurred in attending meetings.

         Pursuant to the Company's Director Plan which was approved by the shareholders in September of 1996, each person who is not an employee of the Company is automatically granted an option to purchase 1,000 shares of Common Stock upon their initial election or appointment to the Board at the fair market value of the Common Stock on the date of the grant. Immediately after the 1997 Annual Meeting of Shareholders and at each annual meeting of shareholders thereafter, each individual who is re-elected or continues as a non-employee director automatically is granted an option to purchase 1,000 shares of Common Stock at the fair market value of the Common Stock on the date of the grant. Each of Messrs. Siegel and Wise was granted an option to purchase 1,000 shares of Common Stock at an exercise price of $18.125 per share upon their appointment to the Board of Directors in December 1996. The Director Plan authorizes the issuance of options to purchase an aggregate of 24,258 shares of Common Stock. The Director Plan was amended in April 1997, subject to shareholder approval, to
(i) provide that each person who was a non-employee director as of the date of the approval of the amendments by the Board and each person who thereafter is first elected or appointed to serve as a non-employee director of the Company automatically would be granted an option to purchase 10,000 shares of Common stock, (ii) increase the number of shares of Common Stock under options granted to a person who is re-elected or continues as a non-employee director at each subsequent annual meeting of shareholders (beginning with this Meeting) from 1,000 shares to 2,000 shares; (iii) increase the number of shares of Common Stock authorized for issuance under the Director Plan from 24,258 shares of

Common Stock to 100,000 shares of Common Stock and; (iv) eliminate the prohibition on any director receiving an option to purchase more than 1,000 shares in any calendar year. As a result of the amendments to the Director Plan, and subject to shareholder approval, each of Messrs. Siegel and Wise received a grant of an option to purchase 10,000 shares of Common Stock at an exercise price of $25.00 per share in April 1997 and will be granted an option to purchase 2,000 shares immediately following the 1997 Annual Meeting of Shareholders at the fair market value of the Common Stock on the date of grant. See "Proposal 3 -- Approval of Amendments to the 1996 Non-Employee Director Stock Option Plan." All options granted under the Director Plan are exercisable one year after the date of grant, except that they become immediately exercisable upon a "change in control" as defined in the Director Plan, and, unless terminated earlier by the terms of the Director Plan, expire ten years after the date of grant.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal and Selling Shareholders

         The following table sets forth as of the Record Date, certain information regarding the beneficial ownership of the Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of the Company's directors and nominee for director;
(iii) each of the executive officers of the Company named in the Summary Compensation Table; and (iv) the Company's directors, nominee for director and executive officers as a group. Except as otherwise indicated, to the knowledge of the Company, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.

                                                                  Shares Beneficially Owned(1)
                                                          ---------------------------------------------
              Name of Beneficial Owner                            Number                  Percent
----------------------------------------------------      ----------------------     ------------------
Michael J. Barrist (2)(3)                                      2,302,650                     32.6%
CRW Financial, Inc. (4)                                          595,178                      8.1
Joseph C. McGowan(5)                                              29,563                      *
Bernard R. Miller                                                191,934                      2.7
Charles C. Piola, Jr.(2)(6)                                    1,062,827                     15.1
Eric S. Siegel(7)                                                  5,695                      *
Steven L. Winokur (8)                                            162,689                      2.3
Allen F. Wise                                                         --                      *
All directors and executive officers
         as a group (8 persons)(9)                             3,755,358                    52.8

-------------
*Less than one percent.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2) The address of such person is c/o NCO Group, Inc., 1740 Walton Road, Blue Bell, Pennsylvania 19422-0987.

(3) Includes: (i) 231,501 shares of Common Stock owned by Mrs. Annette Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy and (ii) 60,192 shares held in trust for the benefit of members of Mrs. Annette Barrist's family for which Mr. Barrist is a co-trustee. Excludes 140,518 shares held in trust for the benefit of Mr. Barrist's child, as to which Mr. Barrist disclaims beneficial ownership. Mrs. Annette Barrist is the mother of Michael J. Barrist.

(4) Based upon a Schedule 13D, dated February 12, 1997, provided to the Company by CRW Financial, Inc. Includes 250,000 shares issuable upon exercise of a warrant. The address of CRW Financial, Inc. is 443 South Gulph Road, King of Prussia, PA 19406.

(5) Represents shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date.

(6) Excludes 140,518 shares held in trust for the benefit of Mr. Piola's children, as to which Mr. Piola disclaims beneficial ownership.

(7) Includes 3,695 shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date.

(8) Includes: (i) 140,518 shares held in trust for the benefit of Mr. Barrist's child for which Mr. Winokur is a co-trustee; and (ii) 22,171 shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date.

(9) Includes: (i) 231,501 shares of Common Stock owned by Mrs. Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy, (ii) 60,192 shares held in trust for the benefit of members of Mrs. Barrist's family for which Mr. Barrist is a co-trustee, (iii) 140,518 shares held in trust for the benefit of Mr. Barrist's child for which Mr. Winokur is a co-trustee and (iv) an aggregate of 55,429 shares issuable upon exercise of options which are exercisable within 60 days after the Record Date. Excludes 140,518 shares held in trust for the benefit of Mr. Piola's children.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent beneficial shareholders were complied with during the year ended December 31, 1996 except that Mr. Miller filed one late report on Form 4.

                             EXECUTIVE COMPENSATION

Compensation Committee Report

         Prior to the completion of the Company's initial public offering in November 1996, compensation decisions, including decisions with respect to compensation for 1996, were made by the Board of Directors consisting of Messrs. Barrist, Piola and Miller. In December 1996, the Board of Directors appointed a Compensation Committee, consisting of Messrs. Barrist, Siegel and Wise, which will make compensation decisions in the future concerning the principal executive officers of the Company except that Mr. Barrist will abstain from decisions concerning his compensation.

         The policies of the Company's compensation program with respect to executive officers are:

         (1) Provide compensation that will attract and retain superior executive talent;

         (2) Support the achievement of the goals contained in the Company's annual plan by linking a portion of the executive officer's compensation to the achievement of such goals; and

         (3) Enhance shareholder value by the use of stock options to further align the interests of the executive officers with those of shareholders.

         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long term incentive compensation in the form of stock options, and various benefits generally available to all full-time employees of the Company, including participation in group medical and life insurance plans and a 401(k) plan. The Company seeks to be competitive with compensation programs offered by companies of a similar size within the accounts receivable management industry based on formal and informal surveys conducted by the Company.

         Base Salary. In September 1996, the Company entered into five-year employment agreements with Messrs. Barrist, Piola, Miller, Winokur and McGowan pursuant to which they are entitled to receive annual base salaries of $275,000, $225,000, $150,000, $150,000, and $125,000, respectively, adjusted each year in accordance with the Consumer Price Index. The Board of Directors believes that the base salaries established in the employment agreements were competitive with base salaries offered by similarly situated public companies.

         Annual Incentive Compensation. Under the employment agreements, Mr. Barrist is entitled to receive an annual bonus of $50,000 if the Company reaches performance goals determined by the Board of Directors. He is also entitled to a bonus of $100,000 if the Company's net income increases by 20% over the prior year and a bonus equal to 5% of any increase in net income in excess of 20%, in each case adjusted for dilution. Mr. Piola is eligible for an annual bonus of $50,000, $75,000, or $100,000 if the Company's annual increase in net income (adjusted for dilution) over the prior year exceeds 20%, 30%, or 40%, respectively. Mr. Miller is entitled to a bonus equal to .00375 of the annualized revenue resulting from companies acquired during the preceding year, subject to a maximum bonus of $100,000. Messrs. Winokur and McGowan receive such annual bonuses as are determined by the Board of Directors.

         Stock Options. The Company uses the 1996 Plan as a long-term incentive plan for executive officers and key employees. The objectives of the 1996 Plan are to align the long-term interests of officers, key employees and directors of, and important consultants to, the Company with the shareholders by creating a direct link between compensation and shareholder return and to enable such persons to develop and maintain a significant long-term equity interest in the Company. The Plan authorizes the Compensation Committee to award stock options to the Company's officers, key employees, directors and important consultants. Stock option grants in 1996 were determined by the entire Board of Directors acting as the Compensation Committee. In general under the 1996 Plan, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and are exercisable according to a vesting schedule determined by the Compensation Committee at the time of grant. Information concerning option grants to certain executive officers in 1996 is set forth in the Summary Compensation Table. For information concerning option grants to executive officers in 1997 in connection with the amendment to the 1996 Plan, see "Proposal 2 -- Approval of Amendment to the 1996 Stock Option Plan."

         Determination of Compensation of Chief Executive Officer. Mr. Barrist's annual base salary for 1996 was increased to $275,000, effective in November 1996, pursuant to his employment agreement. Prior to that, Mr. Barrist's annual base salary was $200,000.

         Policy with respect to Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during a taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. The Compensation Committee has considered the impact of Section 162(m) and, based on current compensation levels of the executive officers of the Company, believes that it will not have a material adverse effect on the Company in 1997.

         Members of the Board of Directors acting as the Compensation Committee during 1996: Michael J. Barrist, Charles C. Piola, Jr. and Bernard R. Miller.

Summary Compensation Table

         The following table sets forth the Compensation earned by the Chief Executive Officer and the four next most highly compensated executive officers of the Company whose aggregate salaries and bonuses exceeded $100,000 for services rendered in all capacities to the Company during 1996.

                                                                                        Long-Term
                                                                                       Compensation
                                                                                        Awards (1)
                                                                                     -----------------
                                                          Annual Compensation           Securities
              Name and                              -----------------------------       Underlying              All Other
         Principal Position               Year           Salary($)        Bonus($)       Options (#)         Compensation($)(2)
------------------------------------   ----------       -------------    ----------- -----------------    ----------------------
Michael J. Barrist                        1996            208,653          53,862(3)          --                  5,957
Chairman of the Board, President          1995            200,000         242,641             --                  5,993
and Chief Executive Officer
Charles C. Piola, Jr.                     1996            202,884          33,333(3)          --                 16,413
Executive Vice President and              1995            200,000         135,714             --                 15,835
Director
Bernard R. Miller                         1996            136,730          26,448(3)      50,000                  7,926
Senior Vice President, Development        1995            130,000          21,645             --                  5,955
and Director
Steven L. Winokur,                        1996            149,422          35,000         31,201                     --
Vice President, Finance and Chief         1995                 --              --         33,257                     --
Financial Officer
Joseph C. McGowan                         1996            117,000          18,000         41,600                  3,664
Vice President, Operations(4)             1995            100,000          30,000         44,344                  5,088

-------------------
(1) The Company did not grant any restricted stock awards or stock appreciation rights during 1996.

(2) For 1996, consists of premiums for disability policies paid by the Company of $3,582, $14,038, $6,217, $-0-, and $1,989 and the Company
         matching contribution under the 401(k) Profit Sharing Plan of $2,375, $2,375, $1,709, $-0- and $1,675 for the benefit of Messrs. Barrist, Piola, Miller, Winokur and McGowan, respectively.

(3) These bonus amounts represent the bonuses earned by the respective officers from September 3, 1996, the date of the Company's termination of its status as an S Corporation under the Internal Revenue Code of 1986, as amended, until December 31, 1996. No bonus was paid to these executive officers (who were also shareholders) for the period while the Corporation was an S Corporation in 1996. The total bonus amounts for 1996 for Mr. Barrist, Mr. Piola and Mr. Miller would have been $161,587, $100,000 and $79,343, respectively.

(4)      Mr. McGowan became Co-Chief Operating Officer in 1997.

Option Grants in 1996

         The following table sets forth certain information concerning stock options granted during 1996 to each of the executive officers of the Company named in the Summary Compensation Table.

                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                                                                                                  Annual Rates of Stock
                                                                                                  Price Appreciation for
                                                  Individual Grants                                  Option Term (1)
                             -----------------------------------------------------------          -----------------------
                              Number of        Percent of
                              Securities     Total Options
                              Underlying       Granted to        Exercise
                               Options        Employees in      Price Per     Expiration
           Name                Granted        Fiscal Year         Share          Date               5%            10%
           ----               ---------      -------------       -------      -----------           --            ---
Michael J. Barrist                --              --              --            --                  --             --
Charles C. Piola, Jr.             --              --              --            --                  --             --
Bernard R. Miller             50,000(2)           17.1%         $ 17.00         12/18/06         $534,560     $1,354,681
Steven L. Winokur             31,201(3)           10.6%           13.00         10/17/06          255,088        646,443
Joseph C. McGowan             41,600(3)           14.2%           13.00         10/17/06          340,106        861,896

------------
(1) Represents the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulation of the SEC and are not intended to forecast future appreciation of the market value of the Common Stock.

(2) These options were granted on 12/18/96 at the fair market value of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning one year after the date of grant.

(3) The options were granted on 10/17/96 at the initial public offering price of the Common Stock and become exercisable in three equal annual installments beginning one year after the date of grant.

Aggregated Option Exercises in 1996 and 1996 Year-End Option Values

         No stock options were exercised in 1996. The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at December 31, 1996 held by each of the executive officers of the Company named in the Summary Compensation Table.

                                                             Number of Securities Underlying     Value of Unexercised
                                                                  Unexercised Options at        In-the-Money Options at
                          Shares Acquired        Value              December 31, 1996            December 31, 1996(1)
         Name               on Exercise        Realized         Exercisable/Unexercisable      Exercisable/Unexercisable
         ----             ----------------     --------      --------------------------------  -------------------------
Michael J. Barrist               --               --                     --/--                            --/--
Charles C. Piola, Jr.            --               --                     --/--                            --/--
Bernard R. Miller                --               --                     --/50,000                        --/$0
Steven L. Winokur                --               --                  11,086/53,373                $156,811/$434,513
Joseph C. McGowan                --               --                  14,781/71,163                $209,077/$579,369

--------------
(1) Represents the difference between the last sale price of the Common Stock on December 31, 1996 ($16.875 per share), as reported on the Nasdaq National Market, and the exercise price of in-the-money options, multiplied by the number of exercisable or unexercisable options held, as the case may be.

Employment Agreements

         In September 1996, the Company entered into five-year employment agreements with Messrs. Barrist, Piola, Miller, Winokur and McGowan pursuant to which they are entitled to receive annual base salaries of $275,000, $225,000, $150,000, $150,000, and $125,000, respectively, adjusted each year in accordance with the Consumer Price Index. Mr. Barrist is entitled to receive an annual bonus of $50,000 if the Company reaches performance goals determined by the Board of Directors. He is also entitled to a bonus of $100,000 if the Company's net income increases by 20% over the prior year and a bonus equal to 5% of any increase in net income in excess of 20%, in each case adjusted for dilution. Mr. Piola is eligible for an annual bonus of $50,000, $75,000, or $100,000 if the Company's annual increase in net income (adjusted for dilution) over the prior year exceeds 20%, 30%, or 40%, respectively. Mr. Miller is entitled to a bonus equal to .00375 of the annualized revenue resulting from companies acquired during the preceding year, subject to a maximum bonus of $100,000. Messrs. Winokur and McGowan receive such annual bonuses as are determined by the Board of Directors.

         Each of the employment agreements provides that, in the event of the death of the employee or the termination of employment by the Company other than "for cause" (as defined in the agreements), the Company shall continue to pay the employee's full compensation, including bonuses, for the balance of the employment term. In addition to a non-disclosure covenant, each employee agreement also contains a covenant-not-to compete with the Company for a period of two years following the date that the Company ceases to pay the employee any compensation pursuant to the terms of the agreement.

Stock Option Plans

         In June 1995, the Company adopted, and the shareholders approved, the Company's 1995 Stock Option Plan (the "1995 Plan"). In September 1996, the Company adopted, and the shareholders approved, the 1996 Stock Option Plan (the "1996 Plan") and the 1996 Non-Employee Director Stock Option Plan (the "Director Plan" and collectively with the 1995 Plan and the 1996 Plan, the "Plans"). The 1996 Plan was amended by the Board in January 1997 (See Proposal 2) and the Director Plan was amended by the Board in April 1997 (See Proposal 3), in each case subject to shareholder approval. The purpose of the Plans is to attract and retain employees, non-employee directors, and independent consultants and contractors and to provide additional incentive to them by encouraging them to invest in the Common Stock and acquire an increased personal interest in the Company's business. Payment of the exercise price for options granted under the Plans may be made in cash, shares of Common Stock or a combination of both. All options granted pursuant to the Plans are exercisable in accordance with a vesting schedule which is set at the time of the issuance of the option and, except as indicated below, may not be exercised more than ten years from the date of grant. Options granted under the Plans will become immediately exercisable upon a "change in control" as defined in the Plans.

         1995 Plan and 1996 Plan. All officers, directors, key employees, independent contractors and independent consultants of the Company or any of its current or future parents or subsidiaries are eligible to receive options under the 1995 Plan and the 1996 Plan. These Plans are administered by the Compensation Committee of the Board of Directors or, at the option of the Board of Directors, the Board may administer the Plans. The Committee will select the optionees and will determine the nature of the option granted, the number of shares subject to each option, the option vesting schedule and other terms and conditions of each option. The Board of Directors may modify or supplement these Plans and outstanding options and may suspend or terminate these Plans, provided that such action may not adversely affect outstanding options.

         The Company has reserved 221,719 shares of Common Stock for issuance upon the exercise of options granted under the 1995 Plan and 478,281 shares of Common Stock for issuance upon the exercise of options granted under the 1996 Plan, which includes 259,868 shares subject to shareholder approval in connection with the amendment of the 1996 Plan. Options to purchase an aggregate of 566,321 shares of Common Stock have been issued under the 1995 Plan and the 1996 Plan, including options to purchase 126,189 shares subject to shareholder approval in connection with the amendment of the 1996 Plan. Options granted under these Plans may be incentive stock options intended to qualify under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify. These Plans require the exercise price of incentive stock options to be at least equal to the fair market value of the Common Stock on the date of the grant. In the case of options granted to a shareholder owning, directly or indirectly, in excess of 10% of the Common Stock, the option exercise price must be at least equal to 110% of the fair market value of the Common Stock on the date of grant and such option may not be exercised more than five years from the date of grant. The option price for non-qualified options, at the discretion of the Compensation Committee, may be less than the fair market value of the Common Stock on the date of grant.

         All unexercised options terminate three months following the date on which an optionee's employment by, or relationship with, the Company or any parent or subsidiary of the Company, terminates other than by reason of disability or death (but not later than the expiration date) whether or not such termination is voluntary. Any option held by an employee who dies or who ceases to be employed because of disability must be exercised by the employee or his representative within one year after the employee dies or ceases to be an employee (but not later than the scheduled termination date). Options are not transferable except to the decedent's estate in the event of death. No additional options may be granted under the 1995 Plan and no option may be granted under the 1996 Plan after August 2006. No individual may receive options under the 1995 Plan or the 1996 Plan for more than 90% of the total number of shares of the Company's Common Stock authorized for issuance under such Plans.

         Director Plan. All non-employee directors automatically receive options under the Director Plan. The Director Plan is administered by the Board of Directors of the Company, including non-employee directors, who may modify, amend, suspend or terminate the plan, other than the number of shares with respect to which options are to be granted, the option exercise price, the class of persons eligible to participate, or options previously granted.

         The Company has reserved 100,000 shares of Common Stock for issuance upon the exercise of options under the Director Plan, which includes 75,742 shares subject to shareholder approval in connection with the amendment of the Director Plan. Options granted under the Director Plan are not incentive stock options under Section 422 of the Code. Each person who is first elected or appointed to serve as a non-employee director of the Company is automatically granted options to purchase 1,000 shares of Common Stock at the fair market value of the Common Stock on the date of the grant. Immediately after the Company's 1997 annual meeting of shareholders and at each annual meeting of shareholders thereafter, each individual who is re-elected or continues as a non-employee director automatically is granted an option to purchase 1,000 shares of Common Stock at the fair market value of the Common Stock on the date of the grant. Each of Messrs. Siegel and Wise was granted an option to purchase 1,000 shares of Common Stock at an exercise price of $18.125 per share upon their appointment to the Board of Directors in December 1996. As amended, each person who was a non-employee director as of the date of the approval of the amendments by the Board and each person who thereafter is first elected or appointed to serve as a non-employee director of the Company automatically would be granted an option to purchase 10,000 shares of Common Stock and automatically would be granted an option to purchase 2,000 shares of Common Stock at each annual meeting of shareholders thereafter (beginning with this Meeting) provided that such person is re-elected or continues as a non-employee director. As a result of the amendments to the Director Plan, and subject to shareholder approval, each of Messrs. Siegel and Wise received a grant of an option to purchase 10,000 shares of Common Stock in April 1997 at an exercise price of $25.00 per share and will be granted an option to purchase 2,000 shares immediately following the 1997 Annual Meeting of Shareholders at the fair market value of the Common Stock on the date of grant.

Stock Performance Graph

         The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Stock Market and the NCO Composite Index (defined below), assuming an investment of $100 in each on November 6, 1996, the date that the Company's Common Stock was first registered under the Securities Exchange Act of 1934, and, in the case of the Indexes, the reinvestment of all dividends.

         The NCO Composite Index reflects the performance of the following publicly traded companies in industries similar to that of the Company: The Union Corporation, FCA International Ltd., APAC Teleservices, Inc., Precision Response Corporation, TeleTech Holdings, Inc., Telespectrum Worldwide, Inc., Sitel Corporation, ACT Communication Group, Inc., ICT Group, RMH Teleservices, Inc. and Sykes Enterprises, Inc.

         The beginning and end data points used for the performance graph are listed below.

150 |--------------------------------|
    |                     *          |
    |                                |
100 |-----*#&-------------#----------|
    |                     &          |
    |                                |
 50 |--------------------------------|
    |                                |
    |                                |
  0 |--------------------------------|
        11/6/96        12/31/96

    Performance Graph Data Points                11/6/96          12/31/96
-----------------------------------------    ---------------- ----------------
NCO Group, Inc.        *                           100              130
Nasdaq                 #                           100              104
NCO Composite Index    &                           100               85


                              CERTAIN TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

         Prior to the completion of the Company's initial public offering in November 1996, the Company did not have a Compensation Committee and compensation decisions were made by the Board of Directors, consisting of Messrs. Barrist, Piola and Miller, each of whom is also an executive officer of the Company. In December, the Board appointed Messrs. Siegel and Wise to the Board and established a Compensation Committee consisting of Messrs. Barrist, Siegel and Wise. Certain transactions between the Company and the foregoing persons are described below.

Real Estate Matters

         The Company currently leases four facilities in Blue Bell, Pennsylvania. These facilities are leased from limited partnerships, in each case the general partner of which is a corporation with Mr. Barrist as the sole shareholder and the limited partners of which are Messrs. Barrist, Piola, Miller and Mr. Barrist's mother, except that, in certain partnerships, an unaffiliated person is also a limited partner. Under the facilities leases, the Company paid the limited partnerships owned by the persons named above approximately $489,926 for the year ended December 31, 1996. At one of the facilities, the Company has sublet the space to an affiliate of the limited partnership owning the facility for a monthly rent of $1,454, which is equal to the monthly rent paid by the Company.

         The Company made interest-free advances to the limited partnerships for the purpose of making improvements to these facilities. The largest aggregate amount of indebtedness outstanding during 1996 was $249,820 which was repaid in June 1996.

         In July 1997, the Company will terminate its leases of the Blue Bell facilities and will relocate such offices to a 82,000 square foot facility located in Ft. Washington, Pennsylvania leased from a limited partnership of which J. Brian O'Neill is a partner. Mr. O'Neill is a principal shareholder, and the Chairman of the Board and Chief Executive Officer, of CRW Financial, Inc., which owns 8.1% of the Company's Common Stock. The lease term is 12 years beginning on July 1, 1997. The annual rental for the first five years of the lease is $1,107,000 and the Company is responsible for the payment of operating expenses, taxes and insurance.

         The Company believes that the terms of the leases described above are no less favorable to the Company than would have been obtained from unaffiliated parties.

S Corporation Distributions

         On September 3, 1996 (the "Termination Date"), the Company terminated its status as an S Corporation. In connection therewith, the Company declared a distribution to the then existing shareholders in an amount equal to the Company's undistributed S Corporation earnings as of such date, and paid such distributions with a portion of the proceeds of its initial public offering, including distributions of $1,815,042, $1,015,193 and $170,508 to Messrs. Barrist, Piola and Miller, respectively.

Distribution and Tax Indemnification Agreement

         In 1996, the Company entered into a distribution and tax indemnification agreement with its shareholders as of the Termination Date which provided for: (i) the payment of the estimated S Corporation distribution described above, (ii) the adjustment of the S Corporation distributions based on the final determination of the Company's actual undistributed S Corporation earnings through the Termination Date, (iii) an indemnification by the Company of such shareholders for any losses or liabilities with respect to any additional taxes (including interest, penalties, legal and accounting fees and any additional taxes resulting from any indemnification) resulting from the Company's operations during the period in which it was an S Corporation (the "S Corporation Period") and (iv) an indemnification by such shareholders of the Company for the amount of any tax refund received by such shareholders due to a reduction in their share of the Company's S Corporation taxable income for the S Corporation Period less any taxes, interest or penalties imposed by any tax authority on any distributions to such shareholders with respect to the S Corporation Period in excess of such shareholder's share of taxable income of the Company for the S Corporation Period.

Loan to Bernard R. Miller

         In 1995, the Company loaned $135,888 to Bernard R. Miller, Senior Vice President of Development, at an interest rate of 7.0% per year to enable him to exercise an option to purchase 86,881 shares of Common Stock, which option was issued to him in connection with the acquisition of BRM, a company which was principally owned by Mr. Miller. This loan was repaid in May 1996.

Professional Services

         The Company paid consulting fees of $40,000 to Siegel Management Company in 1996. The Company also paid a fee to Siegel Management Company of $240,000 after the consummation of its initial public offering in November, 1996 for various consulting and advisory services rendered to the Company in connection with such public offering. Eric S. Siegel is a director of the Company and is the President and owner of Siegel Management Company. In connection with such consulting services, in 1996 Mr. Siegel also received options to purchase 11,086 shares of Common Stock under the Company's 1995 Stock Option Plan at an exercise price of $13.00 per share.


                                   PROPOSAL 2

               APPROVAL OF AMENDMENT TO THE 1996 STOCK OPTION PLAN

         In January 1997, the Board of Directors approved an amendment (the "Amendment") to the Company's 1996 Stock Option Plan (the "1996 Plan") to increase the number of shares of Common Stock authorized for issuance under the Plan from 218,413 shares to 478,281 shares. The 1996 Plan is discussed in "EXECUTIVE COMPENSATION - Stock Option Plans". Under the 1996 Plan, of the 218,413 shares of Common Stock authorized under the Plan, only 3,411 shares were available for future options grants in January 1997. The Amendment increases the maximum number of shares issuable under the 1996 Plan by 259,868 shares to a total of 478,281 shares, subject to approval by the shareholders of the Company. The purpose of the proposed increase is to provide sufficient shares for future option grants to officers, employees, non-employee directors and independent consultants and contractors of the Company, particularly in light of the recent acquisitions effected by the Company and the additional resulting personnel. The Board of Directors believes that the Company and its shareholders benefit significantly from having the Company's key personnel receive options to purchase the Company's Common Stock, and that the opportunity thus afforded such persons to acquire Common Stock is an essential element of an effective management incentive program. The Board of Directors also believes that stock options, particularly incentive stock options, are valuable in attracting and retaining highly qualified personnel and in providing additional motivation to such personnel to use their best efforts on behalf of the Company and its shareholders.

          To date, options to purchase 126,189 shares of Common Stock authorized by the Amendment have been granted in 1997, subject to shareholder approval. For information concerning grants of the additional options to executive officers of the Company, see "OPTION GRANTS IN 1997." Approval of the Amendment will also constitute ratification of the grant of the options to the executive officers named in that table. Information concerning options granted in 1996 to the persons named in the Summary Compensation Table is set forth under "EXECUTIVE COMPENSATION - Option Grants in 1996" above.

         A summary of certain federal income tax consequences associated with the 1996 Plan is set forth in "FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN AND THE DIRECTOR PLAN."

         There are three reasons for seeking shareholder approval of Proposal 2. One is to satisfy a Nasdaq Stock Market requirement that requires companies whose shares are reported on the Nasdaq National Market to obtain shareholder approval of stock plans for directors, officers or key employees. The second reason is to satisfy requirements of the Code which require shareholder approval of the Amendment in order for options granted for the additional shares issuable under the 1996 Plan to qualify as incentive stock options to the extent so designated and for the 1996 Plan to satisfy one of the conditions of Section

162(m) applicable to performance-based compensation. The final reason is to satisfy a condition of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") which provides an exemption from the provisions of Section 16(b) of the Exchange Act regarding "short-swing" profits if, among other reasons, an award of options is ratified by the shareholders at the next annual meeting of shareholders.

         If the shareholders do not approve Proposal 2, then the maximum number of shares issuable under the Plan will remain at 218,413 shares and all grants of options to purchase Common Stock authorized by Proposal 2 shall be null and void.

         The Board of Directors recommends that you vote "FOR" approval of Proposal 2.


                                   PROPOSAL 3

                          APPROVAL OF AMENDMENTS TO THE
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         In April 1997, the Board of Directors approved amendments (the "Amendments") to the Company's 1996 Non-Employee Director Stock Option Plan 1996 (the "Director Plan") to: (i) provide that each person who was a non-employee director as of the date of the approval of the Amendments by the Board and each person who thereafter is first elected or appointed to serve as a non-employee director of the Company automatically would be granted an option to purchase 10,000 shares of Common Stock, (ii) increase the number of shares of Common Stock under options granted to a person who is re-elected or continues as a non-employee director at each subsequent annual meeting of shareholders (beginning with this Meeting) from 1,000 shares to 2,000 shares; (iii) increase the number of shares of Common Stock authorized for issuance under the Director Plan from 24,258 shares of Common Stock to 100,000 shares of Common Stock;
and (iv) eliminate the prohibition on any director receiving an option to purchase more than 1,000 shares in any calendar year. The Director Plan is discussed in "EXECUTIVE COMPENSATION - Stock Option Plans". The Board of Directors, with Messrs. Siegel and Wise abstaining, adopted the Amendments in April 1997 because they believed that the additional stock options authorized by the Amendments will be an important aid in attracting, retaining and compensating non-employee directors of the Company and aligning their interests with those of the Company's shareholders.

          Each of Messrs. Siegel and Wise was granted an option to purchase 1,000 shares of Common Stock at an exercise price of $18.125 per share upon their appointment to the Board of Directors in December 1996. As a result of the Amendments of the Director Plan, and subject to shareholder approval, each of Messrs. Siegel and Wise was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $25.00 and will be granted an option to purchase 2,000 shares immediately following the 1997 Annual Meeting of Shareholders at the fair market value of the Common Stock on the date of grant. Approval of the Amendments will also constitute ratification of the grant of the options to Messrs. Siegel and Wise in April 1997 and at the 1997 Annual Meeting of Shareholders.

         A summary of certain federal income tax consequences associated with the Director Plan is set forth in "FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN AND THE DIRECTOR PLAN."

         There are two reasons for seeking shareholder approval of Proposal 3. One is to satisfy a Nasdaq Stock Market requirement that requires companies whose shares are reported on the Nasdaq National Market to obtain shareholder approval of stock plans for directors, officers or key employees. The other reason is to satisfy a condition of Rule 16b-3 under the Exchange Act which provides an exemption from the provisions of Section 16(b) of the Exchange Act regarding "short-swing" profits if, among other reasons, an award of options is ratified by the shareholders at the next annual meeting of shareholders.

         If the shareholders do not approve Proposal 3, then the initial and subsequent grants under the Director Plan will remain at 1,000 shares, the maximum number of shares issuable under the Director Plan will remain at 24,258 shares and the April 1997 grants to Messrs. Siegel and Wise of options to purchase 10,000 shares of Common Stock authorized by Proposal 3 shall be null and void.

         The Board of Directors recommends that you vote "FOR" approval of Proposal 3.


                              OPTION GRANTS IN 1997

         Set forth below is information with respect to options to purchase Common Stock granted in 1997 pursuant to the amendments to the 1996 Plan and the Director Plan described above.

                                                                        Number of Shares              Exercise Price
                       Name and Position                                Subject to Option                Per Share
---------------------------------------------------------------     -------------------------      ---------------------
Michael J. Barrist                                                           15,000                       $25.00
 Chairman of the Board, President
 and Chief Executive Officer
Charles C. Piola, Jr.                                                        10,000                        25.00
 Executive Vice President
Bernard R. Miller                                                            10,000                        25.00
 Senior Vice President
Steven L. Winokur                                                            10,000                        25.00
 Vice President, Finance and Chief Financial Officer
Joseph C. McGowan                                                            10,000                        25.00
 Co-Chief Operating Officer
Michael Noah                                                                 20,000                        25.00
 Co-Chief Operating Officer
All current executive officers as a group (6 persons)                        75,000                        25.00
All current directors who are not                                            20,000                        25.00
 executive officers as a group (2 persons)
All employees, including all current officers who are not                    51,189(1)                     24.76(1)
 executive officers, as a group (22 persons)

(1) Does not include options to purchase 3,411 shares which were granted in 1997 which were previously authorized under the 1996 Plan. The exercise price shown represents the weighted average exercise price.

      On May 16, 1997, the last sale price of the Common Stock was $25.25 per share as reported on the Nasdaq National Market System.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN AND THE DIRECTOR PLAN

THE FOLLOWING INFORMATION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLANS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND THE REGULATIONS ADOPTED PURSUANT THERETO. THE PROVISIONS OF THE CODE DESCRIBED IN THIS SECTION INCLUDE CURRENT TAX LAW ONLY AND DO NOT REFLECT ANY PROPOSALS TO REVISE CURRENT TAX LAW. EACH PARTICIPANT WHO ACQUIRES SHARES OF COMMON STOCK UNDER THE PLANS SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER INDIVIDUAL TAX POSITION AND THE EFFECT OF ANY LEGISLATIVE REVISIONS ON SUCH POSITION.

      Options granted under the 1996 Plan may be incentive stock options ("Incentive Options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify ("Non-Qualified Options"). Option granted under the Director Plan will be treated as Non-Qualified Options.

Incentive Stock Options

      Generally, under the Code, an optionee will not realize taxable income by reason of the grant or the exercise of an Incentive Option (see, however, discussion of Alternative Minimum Tax below). If an optionee exercises an Incentive Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to spouses). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

      The exercise of an Incentive Option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition. Effective January 1, 1994, the Revenue Reconciliation Act of 1994 replaced the 24% alternative minimum tax rate on individuals with a two-tier alternative minimum tax rate having an initial rate of 26% and a second-tier rate of 28% on alternative minimum taxable income over $175,000.

      An optionee who surrenders shares as payment of the exercise price of his Incentive Option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option, is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

      Under the Code, all of the shares received by an optionee upon exercise of an Incentive Option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. For purposes of deter-mining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.


Non-Qualified Options

      Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of Non-Qualified Options granted pursuant to the 1996 Plan or the Director Plan. On the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162) in an amount equal to such excess.

      Upon the sale of stock acquired by exercise of a Non-Qualified Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. Under current law, net capital gains (net long term capital gain less net short term capital loss) is subject to a maximum rate of 28%. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

      An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Option and the delivery of such shares is a disqualifying disposition. See "Federal Income Tax Consequences - Incentive Stock Options". The optionee will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Limitation on Company's Deduction

      Section 162(m) of the Code will generally limit to $1.0 million the Company's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance based." Under Treasury regulations, and subject to certain transition rules, a stock option will, in general, qualify as "performance based" compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the shareholders entitled to vote thereon, and
(iii) is granted by a compensation committee consisting solely of at least two independent directors. If a stock option to an executive referred to above is not "performance based", the amount that would otherwise be deductible by the Company in respect of such stock option will be disallowed to the extent that the executive's aggregate non-performance based compensation paid in the relevant year exceeds $1.0 million. The Company believes that the 1995 Plan and the 1996 Plan are not subject to Section 162(m) except that the additional stock options authorized by Proposal 2 will be subject to Section 162(m). In addition, the Company believes that the options granted to date in connection with Proposal 2 may not qualify for the performance based exception described above.


                              SHAREHOLDER PROPOSALS


      Shareholder proposals for the 1998 Annual Meeting of Shareholders must be submitted to the Company by January 23, 1998 to receive consideration for inclusion in the Company's Proxy Statement relating to the 1998 Annual Meeting of Shareholders.


                         INDEPENDENT PUBLIC ACCOUNTANTS


      The Company's independent public auditors for 1996 and for 1997 are the firm of Coopers & Lybrand, L.L.P., Philadelphia, Pennsylvania. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he so desires.


                   ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K


      This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for 1996. The Annual Report is not a part of the proxy solicitation materials.

      EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO:

                                    NCO GROUP, INC.
                                    1740 WALTON ROAD
                                    BLUE BELL, PA 19422-0987
                                    ATTENTION: STEVEN L. WINOKUR,
                                               VICE PRESIDENT, FINANCE
                                               AND CHIEF FINANCIAL OFFICER

                                  OTHER MATTERS

      The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.


                                      By Order of the Board of Directors




                                      MICHAEL J. BARRIST,  President and Chief
                                                           Executive Officer

Blue Bell, Pennsylvania
May 23, 1997

                                   APPENDIX 1
             [submitted to SEC pursuant Regulations 14a-4 and 14a-6]

                                      PROXY

                                 NCO GROUP, INC.

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 23, 1997

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 NCO GROUP, INC.

         The undersigned hereby constitutes and appoints Steven L. Winokur and Joseph C. McGowan, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of NCO Group, Inc. (the "Company") to be held on the 23rd day of June, 1997, and at any postponement or adjournment thereof, and to vote all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

                  (Continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2 AND 3.

Please mark your votes as indicated in this example |X|

PROPOSAL 1. The election of Michael J. Barrist as a Class I director of the Company to hold office for a term of three years and until his successor is duly elected and qualified.

         For all nominees listed above (except as marked to the contrary) |_|

         To withhold authority to vote for all nominees, check this box: |_|

         To withhold authority to vote for any individual nominee, print that nominee's name on the space provided below:

         -----------------------------------------------------------

PROPOSAL 2. The amendment to the 1996 Stock Option Plan and to ratify the award of certain option grants, as more fully described in the accompanying Proxy Statement; and

           / / FOR       / / AGAINST        / / ABSTAIN

PROPOSAL 3. The amendments to the 1996 Non-Employee Director Stock Option Plan and to ratify the award of certain option grants, as more fully described in the accompanying Proxy Statement; and

           / / FOR       / / AGAINST        / / ABSTAIN

PROPOSAL 4. To transact such other business as may properly come before the Annual Meeting.

         The undersigned hereby acknowledges receipt of the Company's 1996 Annual Report to Shareholders, Notice of the Company's 1997 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

                                       DATE:___________________________, 1997
                                             (Please date this Proxy)


                                        --------------------------------------

                                        --------------------------------------
                                                    Signature(s)

                                            It would be helpful if you signed
                                            your name exactly as it appears on
                                            your stock certificate(s),
                                            indicating any official position or
                                            representative capacity. If shares
                                            are registered in more than one
                                            name, all owners should sign.



PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                   Appendix 2
[submitted to SEC pursuant Item 10 of Schedule 14A but not part of Proxy Statement submitted to shareholders]

                                 NCO GROUP, INC.

             RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS REGARDING
                     AMENDMENT OF THE 1996 STOCK OPTION PLAN

         Upon motion duly made and seconded, the following resolutions were adopted by the directors present:

         RESOLVED, that the Directors of the Corporation have determined that it is in the best interest of the Corporation and its shareholders that the 1996 Stock Option Plan for Non-Employee Directors (the "1996 Plan") be amended by amending and restating the first sentence of Section 2 of the 1996 Plan to read hereinafter as follows(the "Amendment"):

         "2. Aggregate Number of Shares

         478,281 shares of the Company's Common Stock shall be the aggregate number of shares which may be issued under this Plan."


         RESOLVED, that the Amendment is adopted and approved and the President of the Corporation is authorized and directed to submit the Amendment to the shareholders for their approval at the 1997 Annual Meeting of Shareholders; and further

                                   Appendix 3
[submitted to SEC pursuant Item 10 of Schedule 14A but not part of Proxy Statement submitted to shareholders]

                                 NCO GROUP, INC.

                  RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                           REGARDING AMENDMENT OF THE
                1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         Upon motion duly made and seconded, the following resolutions were adopted by the directors present, with Messrs. Siegel and Wise abstaining:

         RESOLVED, that the Directors of the Corporation have determined that it is in the best interest of the Corporation and its shareholders that the 1996 Stock Option Plan for Non-Employee Directors (the "Director Plan") be amended by amending and restating Section 2 and Section 3 of the Director Plan to read hereinafter as follows(the "Amendments"):

         "2. Aggregate Number of Shares

                  100,000 shares of the Company's common stock, no par value ("Common Stock"), shall be the aggregate number of shares which may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Board of Directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Board of Directors. Reacquired shares of the Company's Common Stock, as well as unissued shares, may be used for the purpose of this Plan. Common Stock of the Company subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under this Plan. No adjustment shall be made with respect to the 46.56-for-1 stock split effected in September 1996.

         3. Participation

            Each director of the Company at the close of business on the date that the Amendments to the Plan are adopted by the Board of Directors (the "Effective Date") who is not an employee of the Company or any Company subsidiary corporation automatically shall be granted an option to purchase 10,000 shares of the Company's Common Stock (such figure to be subject to adjustment for the same events described in Section 2 hereof). Thereafter, each person who is not an employee of the Company or any Company subsidiary cor poration on the date of grant of an option hereunder and who is first (i) appointed as a director by the Board of Directors to fill any vacancy on the Board (an "Appointment"); or (ii) elected as a director of the Company at any annual or special meeting of shareholders of the Company automatically shall be granted, as of the date of such Appointment ("Appointment Date") or such election, as the case may be, an initial option to purchase 10,000 shares of the Company's Common Stock (such figure to be subject to adjustment for the same events described in Section 2 hereof). Thereafter, each person who is not an employee of the Company or any Company subsidiary corporation on the date of grant of an option hereunder and who (i) is reelected as a director of the Company at any annual or special meeting of shareholders of the Company; or (ii) continues as a director of the Company at any annual or special meeting of shareholders of the Company at which directors of the Company are elected or reelected automatically shall be granted, as of the date of each such annual or special meeting of shareholders, an option to purchase 2,000 shares of the Company's Common Stock (such figure to be subject to adjustment for the same events described in Section 2 hereof); provided, however, that if at any time there are insufficient shares then available for grant under this Plan to all persons who are to receive a option on such date, then each such person automatically shall be granted an option to purchase such lower number of shares as shall be equal to the number of shares then available (if any) for grant under this Plan multiplied by a fraction, of which the numerator shall be the full number of shares for which such person was supposed to receive an option and the denominator shall be the total full number of shares for which all such persons were supposed to receive an option under this Plan on such date, subject, however, to the provisions of Section 6 hereof, but in no event shall any such person receive an amount of options in excess of that which such person was to receive under this Plan if sufficient shares had been available. The Effective Date, the Appointment Date, or the election or reelection of directors at an annual or special meeting of shareholders after the Effective Date of the Plan, as the case may be, shall constitute the grant of the option and the date of the grant of such option to each such director."

         RESOLVED, that the Amendments are adopted and approved and the President of the Corporation is authorized and directed to submit the Amendments to the shareholders for their approval at the 1997 Annual Meeting of Shareholders; and further

                                        2